UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2011

GRAFTECH INTERNATIONAL LTD.

(Exact Name of Registrant as Specified in its Charter)

Delaware	1-13888	27-2496053
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

12900 Snow Road

Parma, Ohio 44130

(Address of Principal Executive Offices, including Zip Code)

Registrant’s Telephone Number, including Area Code: 216-676-2000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On June 28, 2011, GrafTech International Ltd. (“GrafTech” or the “Company”) announced the appointment of Lindon G. Robertson as Vice President and Chief Financial Officer (“CFO”), effective July 18, 2011.

Mr. Robertson, age 49, joins GrafTech from IBM Corporation where he has had a 27 year career focused on finance and international business. From 2008 to 2011, Mr. Robertson served as Senior Managing Director, Finance for IBM Japan. His responsibilities included finance, tax, treasury and accounting operations. From 2005 to 2008, he was the Vice President, Finance for IBM’s Systems and Technology Group with responsibility for setting financial vision and strategy for the global business, including research and development, manufacturing, product management, sales and marketing. Previously, he was Vice President, Finance - Microelectronics Division (2004-2005), Vice President, Finance - xSeries Division of Systems Group (2001-2004) and Corporate Assistant Controller (2000-2001). He began his career with IBM in 1984 and served in various financial roles until he became the Director of Finance, IBM Greater China Group in 1997, a position he held until 2000. Mr. Robertson received his undergraduate degree in accounting from the University of Texas and a Masters of Business Administration from the University of North Carolina.

On June 18, 2011, the Company and Mr. Robertson entered into an offer letter pursuant to which Mr. Robertson will be entitled to a minimum annual base salary of $400,000, will be eligible to participate in GrafTech’s Long Term Incentive Compensation Plan and will receive an equity award of 90,300 shares under GrafTech’s 2005 Equity Incentive Plan. The award is comprised of 18,600 stock options, 59,300 restricted stock units, one-third of which will vest on each of the first, second and third anniversaries of his employment with the Company, and 12,400 performance share units that have the potential to vest after a three-year performance period. Mr. Robertson will also be eligible to participate in the Company’s relocation and other employee benefit plans, in accordance with their terms.

Mr. Robertson also agreed to enter into a change of control agreement with the Company similar to those applicable to the Company’s other named executive officers that contains “double-trigger” change-in-control provisions where there must be both a change in control and termination to trigger severance payments to encourage continued employment following a change in control. The change of control agreements are described in the Company’s Proxy Statement for the 2011 Annual Meeting of Stockholders filed with the SEC on April 14, 2011.

Mr. Robertson is not a party to any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

On June 28, 2011, GrafTech issued a press release regarding Mr. Robertson’s appointment, which is included as Exhibit 99.1 to this Form 8-K.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

99.1	Press release of GrafTech International Ltd., dated June 28, 2011.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned, thereunto duly authorized.

GRAFTECH INTERNATIONAL LTD.

Date: June 28, 2011	By:	/s/ Craig S. Shular
Craig S. Shular
Chief Executive Officer and President

EXHIBIT INDEX

99.1	Press release of GrafTech International Ltd., dated June 28, 2011.